Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated March 9, 2015

Relating to Preliminary Prospectus dated October 15, 2014

Registration No. 333-199321

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov/Archives/edgar/data/1408356/000119312514371976/0001193125-14-371976-index.htm . Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on the Solar Bonds platform (https://solarbonds.solarcity.com/).

SOLAR BONDS
by SolarCity
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Solar Bonds Pay You Up To 5.75%*
Choose the bond that’s right for you
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SOLAR BONDS
Get paid by the sun

A New Investment Option
Solar Bonds are open to everyone. They offer attractive returns and you can invest directly with no fees.** Best of all, you’re helping to support the growth of clean solar energy.
SOLAR
BONDS
5.00% HIGH YIELD CDs 2.75% MUNICIPAL BONDS 2.65% TREASURY NOTES 2.00% HIGH YIELD SAVINGS 1.05%
*Solar Bonds SolarCity Solar Bonds with a 5.00% coupon and a 10-year maturity. Municipal Bonds Composite bond yield for A-rated municipal bonds with 10-year maturities from Yahoo! Finance as of February 19, 2015. Municipal bond yields are presented as Tax-Equivalent Yields assuming a 28% federal income tax rate. Online CDs Highest APY available from ratebrain.com on February 25, 2015 for 10-year maturity. Treasury Notes Investment Rate on 10-year treasury notes issued or to be issued by the U.S. Department in February, as of February 19, 2015. Savings Highest APY available for National Highest Yield MMA and Savings Accounts, provided by Bankrate.com on February 19, 2015. All yields presented as Tax-Equivalent Yields.
INVEST NOW CURRENT OFFERINGS

Offered by America’s Largest Solar Power Company
Solar Bonds are issued — and backed — by SolarCity, America’s leading solar company. In the U.S., we have more residential solar customers in more states than anyone else. Our common stock is listed on the NASDAQ stock exchange under the ticker SCTY.
1/3 SolarCity installs more than one-third of all new residential solar energy systems in the U.S.
INVEST NOW CURRENT OFFERINGS
WE ARE SOLARCITY
OUR
CUSTOMERS
OUR PARTNERS
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How Solar Bonds Work
Solar Bonds offer attractive, consistent returns on your investment, and you can buy them directly from SolarCity, with no investment fees.** Your earnings come from SolarCity and the monthly solar payments we receive from our more than 190,000 solar customers — families, schools, and businesses who have made the switch to clean energy.
1 SolarCity installs solar power systems on homes and businesses nationwide. 2 Our customers make monthly solar payments based on long-term contracts. 3 SolarCity pays you interest on your investment over the term of the bond, and your principal is repaid at maturity.
APPROVED
$
INVEST NOW CURRENT OFFERINGS

Investing is easy
You can invest online with us, and pay no investment fees** — simply open a Solar Bonds account, make a deposit, and choose the bonds that are right for you. NEW! Now, you can also invest through your existing brokerage account or IRA account.**
Individual Investors Institutional Investors
Start with as little as $1,000. Invest in the growing solar industry.
INVEST NOW CURRENT OFFERINGS LEARN MORE CURRENT OFFERINGS
*SolarCity Solar Bonds with a 5.75% coupon and a 15-year maturity. **You must be a U.S citizen or U.S. national, at least 18 years old, not a resident of the state of Florida unless purchasing through a broker-dealer, and meet other requirements as applicable. If you invest through an existing brokerage account or IRA account, your financial institution may charge you additional fees.
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Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-Insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NC NC 30801-U NV NV20121135172/0079719/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, RI RC38313/AC004714, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7. Nassau H2409710000, Greene A-486, Suffolk 52057-H, Putnam PC6041, Rockland H-11864-40-00-00, Westchester WC-26088-H13, N.Y.C #2001384-DCA. SCENYC: N.Y.C. Licensed Electrician, #12610, #004485, 155 Water St, 6th Fl., Unit 10, Brooklyn, NY 11201, #2013966-DCA. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. SolarCity Finance Company, LLC is licensed by the Delaware State Bank Commissioner to engage in business in Delaware under license number 019422, MD Consumer Loan License 2241, TX Registered Creditor 1400050963-202404.
SolarCity
© 2015 SolarCity Corporation. All rights reserved

SOLAR BONDS
by SolarCity
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Investing in Solar Bonds
Earn More Than Money
Solar Bonds are corporate notes issued by SolarCity — with earnings that are powered by the sun. By investing in Solar Bonds, you’re not only helping SolarCity harness clean, abundant solar power, you’re also helping us create hundreds of American jobs every month. Learn more about the impact of investing in Solar Bonds.
Open to Everyone*
Previously, solar investing was reserved almost entirely for large institutions. But now any investor who meets some basic qualifications can participate. It’s our way of getting back to a more personal, one-on-one way of investing.
Investing is Easy and Secure
Getting started is easy. Simply open an account, deposit money, and buy your Solar Bonds online from SolarCity, with no investment fees. Or, if you would like, you can invest in Solar Bonds through your existing brokerage account or IRA account. * You can invest as little a $1,000 and earn attractive returns on your money.
Learn more about your investment choices.
‘To invest in Solar Bonds, you must be a U.S citizen or U.S. national, at least 18 years old, not a resident of the state of Florida unless purchasing through a broker-dealer, and meet other requirements as applicable. If you invest through an existing brokerage account or IRA account, your financial institution may charge you additional fees.

About SolarCity
An American Success Story
Solar energy in the U.S. is growing at an unprecedented rate, and SolarCity is leading the way. We revolutionized the industry and became America’s #1 full-service solar provider. We’re currently in 16 states and the District of Columbia, and we install approximately one out of every three residential solar power systems in the U.S.
SolarCity was founded in California in 2006 by brothers — Lyndon and Peter Rive — and our Chairman is Elon Musk. At the heart of our company is a simple but powerful idea: that if you want people to adopt solar power, you need to save them money, not cost them money. Now, with solar bonds, we’re helping people earn money as well.
SolarCity
Our growth is being fueled by our investment partners — including Google, Goldman Sachs, Bank of America, U.S. Bank, and others — who have financed over $5 Billion worth of solar projects with us. Now you can join some of America’s leading companies to help finance solar systems with us.
A Growing Market
The solar energy market in the U.S. grew by 41% in 2013*. People want a better way to power their homes and their lives. Your Solar Bond investment can help us meet that demand.
Beyond the Financial Benefits
There’s more to Solar Bonds than just earning attractive returns. This is your chance to help the environment and create U.S. solar jobs at the same time. See the impact your investment can make.
*Greentech Media, March 2014, “US Solar Market Grew 41%, Had Record Year in 2013.”
About | Invest | Impact | News | Follow Us:
Terms of Use | Privacy Policy | Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NC NC 30801-U NV NV20121135172/0079719/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, RI RC38313/AC004714, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7. Nassau H2409710000, Greene A-486, Suffolk 52057-H, Putnam PC6041, Rockland H-11864-40-00-00, Westchester WC-26088-H13, N.Y.C #2001384-DCA. SCENYC: N.Y.C. Licensed Electrician, #12610, #004485, 155 Water St, 6th Fl., Unit 10, Brooklyn, NY 11201, #2013966-DCA. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. SolarCity Finance Company, LLC is licensed by the Delaware State Bank Commissioner to engage in business in Delaware under license number 019422, MD Consumer Loan License 2241, TX Registered Creditor 1400050963-202404.
SolarCity
© 2015 SolarCity Corporation. All rights reserved

SOLARBONDS
by SolarCity ABOUT INVEST IMPACT NEWS Log In | Institutional Investors SUPPORT INVEST NOW
Available Bonds
Invest Online With SolarCity
You can purchase Solar Bonds online directly from SolarCity every day, and take advantage of our highest interest rates — with no investment fees.
Term* Interest Rate Maturity Date Issued
1 Year 2.0% Jan. 29, 2016 Daily BUY NOW...
3 Year 3.0% Jan. 29, 2018 Daily BUY NOW...
5 Year 4.0% March 9, 2020 Daily BUY NOW...
10 Year 5.0% March 9, 2025 Daily BUY NOW...
15 Year 5.75% March 9, 2030 Daily BUY NOW...
* Term length listed is the period from initial opening of bond series until maturity. Your actual bond holding period will depend on bond availability and your date of purchase.

Invest Through Your Financial Institution

SolarCity now offers the convenience of purchasing Solar Bonds through your existing brokerage or IRA account, or through your investment advisor.†

Term	Interest Rate	Maturity Date	Issued	
1 Year	**1.6%**	March 19, 2016	Weekly	BUY NOW...
3 Year	**2.6%**	March 19, 2018	Weekly	BUY NOW...
5 Year	**3.6%**	March 19, 2020	Weekly	BUY NOW...
10 Year	**4.7%**	March 19, 2025	Weekly	BUY NOW...
15 Year	**5.45%**	March 19, 2030	Weekly	BUY NOW...

† If you invest through an existing brokerage account or IRA account, your financial institution may charge you additional fees.

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NC NC 30801-U NV NV20121135172/0079719/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, RI RC38313/AC004714, TX TECL27006, VA ELE2705153278, WA SOLARC*91901/SOLARC*905P7. Nassau H2409710000, Greene A-486, Suffolk 52057-H, Putnam PC6041, Rockland H-11864-40-00-00, Westchester WC-26088-H13, N.Y.C #2001384-DCA. SCENYC: N.Y.C. Licensed Electrician, #12610, #004485, 155 Water St, 6th Fl., Unit 10, Brooklyn, NY 11201, #2013966-DCA. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. SolarCity Finance Company, LLC is licensed by the Delaware State Bank Commissioner to engage in business in Delaware under license number 019422, MD Consumer Loan License 2241, TX Registered Creditor 1400050963-202404.

SolarCity

© 2015 SolarCity Corporation. All rights reserved

SOLAR BONDS by SolarCity

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2.60% Solar Bonds, Series 2015/C2-3

SOLAR BONDS by SolarCity

2.6% 3 yrs

Minimum Order: $1,000

CUSIP: 83417KAB4

Maturity Date:	March 19, 2018
Minimum Purchase:	$1,000.00
Denomination:	$1,000.00
CUSIP:	83417KAB4
Prospectus:	View | Download

PURCHASE INSTRUCTIONS or Login

Description

2.60% Solar Bonds, Series 2015/C2-3 are senior unsecured notes issued by SolarCity Corporation. 2.60% Solar Bonds, Series 2015/C2-3 are offered with an interest rate of 2.60% paid semi-annually. The bonds have a 3 year term from the expected issuance date and may be transferrable, subject to the terms and conditions of the brokerage account used to transact your bond purchase. Orders placed for 2.60% Solar Bonds, Series 2015/C2-3 are non-cancelable.

SOLAR BONDS by SolarCity

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4.00% Solar Bonds, Series 2015/5-5

SOLAR BONDS by SolarCity

4.0% 5 yrs* | Minimum Order: $1,000

Maturity Date:	March 9, 2020
Minimum Purchase:	$1,000.00
Denomination:	$1,000.00
Prospectus:	View | Download

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Description

4.00% Solar Bonds, Series 2015/5-5 are senior unsecured notes issued by SolarCity Corporation. 4.00% Solar Bonds, Series 2015/5-5 are offered with an interest rate of 4.00% paid semi-annually. The bonds have a 5 year term from the date of offer (March 9, 2015), with a maturity date of March 9, 2020. 4.00% Solar Bonds, Series 2015/5-5 are non-transferrable.

*The term of a Solar Bond is based on the period from our initial offering date through the maturity date. Your holding period may be shorter than the stated term, as it begins on the date your bonds are issued and ends on the maturity date.

SOLARBONDS by SolarCity
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The Impact
Environmental Impact
Solar energy is one of the cleanest, most sustainable power sources on the planet. At SolarCity, we’re making it accessible for everyone. Average American homeowners can finally choose a clean, more affordable alternative to traditional electricity.
When our customers choose solar, they are choosing to save money on their electricity bills. They are also making a choice for cleaner air, cleaner water, healthier people and a healthier planet. SolarCity is giving average American homeowners that choice, and making it more affordable than ever.
The average residential solar energy system installed by SolarCity will offset 30 tons of carbon dioxide over 30 years*, the equivalent of...
16 tons of burned coal...or Driving a car 60,000 miles...or Planting 2,400 trees

Solar Bonds let everyone support a cleaner, brighter future
Creating American Jobs
Even if you’re in a region that SolarCity doesn’t yet serve, you can still join our movement by purchasing Solar Bonds. SolarCity is America’s largest solar employer with more than 9,500 employees. We’ve opened offices and warehouses throughout the country and we’re continuing to expand into new territories.
More importantly, we’re adding hundreds of new employees every month and helping to strengthen communities by hiring and training in the regions we serve. Buying Solar Bonds helps us continue growing and hiring.
* Based on SolarCity average system size of 6.7 kW and 1403 kWh average first year production degraded by .5% annually over 30 years. Environmental benefits based on data collected from the following sources in October 2014:
Environmental Protection Agency, Calculations and References; US Energy Administration, January 2014; National Renewable Energy Laboratory, December 2003, “Consumptive Water Use for US Power Production”; EPA eGRID GHG 2009 Annual Output Emissions Rates; and US EPA Greenhouse Gas Equivalencies Calculator.
About | Invest | Impact | News | Follow Us: Terms of Use | Privacy Policy | Customer Agreement
Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.
SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.
AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NC NC 30801-U NV NV20121135172/0079719/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, RI RC38313/AC004714, TX TECL27006, VA ELE2705153278, WA S0LARC*91901/SOLARC*905P7. Nassau H2409710000, Greene A-486, Suffolk 52057-H, Putnam PC6041, Rockland H-11864-40-00-00, Westchester WC-26088-H13, N.Y.C #2001384-DCA. SCENYC: N.Y.C. Licensed Electrician, #12610, #004485, 155 Water St, 6th Fl., Unit 10, Brooklyn, NY 11201, #2013966-DCA. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. SolarCity Finance Company, LLC is licensed by the Delaware State Bank Commissioner to engage in business in Delaware under license number 019422, MD Consumer Loan License 2241, TX Registered Creditor 1400050963-202404.
SolarCity®
© 2015 SolarCity Corporation. All rights reserved

SOLAR BONDS by SolarCity

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Solar Bonds News

Solar Bonds news and announcements

SolarCity to Introduce Solar Financial Products for Individuals, Institutions of All Sizes

Molly Canales | January 15, 2014

Web-based platform to allow individuals and institutions of all sizes to invest in portfolios of solar assets previously only available to large institutions… **Read More ›**

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What are Solar Bonds and how do they work?

Learn More ›

Latest Offerings

1.60% Solar Bonds, Series 2015/C1-1

1.60%

Learn More ›

2.60% Solar Bonds, Series 2015/C2-3

2.60%

Learn More ›

3.60% Solar Bonds, Series 2015/C3-5

3.60%

Learn More ›

4.70% Solar Bonds, Series 2015/C4-10

4.70%

Learn More ›

SOLARBONDS by SolarCity
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Solar Bonds Support
Email: solarbonds@solarcity.com
Phone: (877) 554-7652
Mailing Address:
Solar Bonds by SolarCity
3055 Clearview Way
San Mateo, CA 94402
Business Hours: 6AM - 6PM
Monday - Friday, Pacific Time
Search FAQs
General Info
What are Solar Bonds?
Who can purchase Solar Bonds?
How does the Solar Bonds platform work?
How do Solar Bonds work?
What if I have more questions, who can I contact?
Purchasing/Investing
How can I buy SolarCity stock?
I am an institutional investor. Who can I talk to?
Do you allow non-U.S. investors?
How many types of bonds are available?
Do you need to be an accredited investor to purchase Solar Bonds? What are the bond interest rates and estimated returns?
Can I purchase more than one bond at any time?
Can I cancel my order?
How often will I receive interest payments on Solar Bonds?
Are there fees associated with purchasing Solar Bonds?
May I invest in Solar Bonds on behalf of a minor?
Is there a maximum amount I can invest?
Can you suggest an amount I should invest?
What is the minimum investment amount?
Will my returns change over time? If so, how will they change?
How will I receive my interest payments?
When will you delay issuances of one or more series of Solar Bonds?

Bank Accounts, Withdrawals and Transfers
How long do funds transfers take?
How do I add a bank account?
How do I transfer money to buy Solar Bonds?
How do I wire money to buy Solar Bonds?
Is there a fee associated with a wire transfer?
How do I withdraw money?
When do I start earning interest/How long after I submit an order will my Solar Bonds be issued?
Will the cash in my Solar Bonds account earn interest?
Can I cancel a bank transfer that has already been initiated?
Regulatory
How are Solar Bonds regulated?
Are you a brokerage firm, broker dealer, or a Registered Investment Advisor?
Is my investment safe? Is it guaranteed?
Are my funds FDIC insured?
Where are your latest reports and SEC filings located?
My Account
I have registered, now what?
How do I change my address?
Why does my bond say pending?
How can I close an investment account?
How do I reset my password?
Retirement/Brokerage
Can I hold the bonds in my IRA?
Can I hold the bonds in my brokerage account?
Taxes & Statements
Where do I find my statements?
Are earnings on Solar Bonds taxable?
What forms and statements will SolarCity provide for tax preparation purposes?
When will my tax forms be available and how will they be delivered (i.e. by email, United States Postal Service, other)?

SOLARBONDS by SolarCity
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Institutional Investors
Invest in Something Bigger
Issued by the Solar Industry Leader
Solar Bonds are SEC-registered debt securities issued directly by SolarCity (NASDAQ: SCTY), with no fees for purchase.* We offer a range of maturities, with attractive, fixed interest rates paid semi-annually. With the largest pool of residential solar assets in the industry, we plan to offer investors access to additional series of Solar Bonds on a regular basis.
Strong Backing, Controlled Risk
Solar Bonds allow investors to participate in the high-growth U.S. solar industry with the controlled risk of bonds. SolarCity is America’s leading full-service residential solar company and the largest U.S. solar employer, with more than 9,500 employees and growing. We currently install approximately one of every three new residential solar systems nationally.
Earnings Powered by the Sun
Your earnings come from SolarCity and the monthly solar payments we receive from our more than 190,000 solar customers – homeowners, schools, businesses, and government facilities that have made the choice to go solar.
Returns that go Beyond Money
Solar Bonds give impact investors another way to help fuel the growth of solar energy. Your investment in Solar Bonds helps SolarCity harness more clean, abundant solar power, and helps us create hundreds of American jobs every month. Learn more about the investment impact.
Institutional investors, financial advisors, businesses and organizations: Please call to let us assist you in opening an account.
1.877.554.7652

How to Purchase Solar Bonds
Buy Direct or Brokerage Account Bonds
Solar Bonds are available both for direct purchase online from SolarCity and for purchase through brokerage accounts or IRA accounts. Direct purchase bonds, which offer return a higher rate of return (compared to CUSIP bonds of equal maturities), are issued daily, while bonds with a CUSIP for brokerage accounts and IRAs are issued weekly. Learn more about your investment choices.
If you’re an investment advisor or a broker dealer, and you’d like to purchase Solar Bonds for your clients, please contact us, and our customer service team would be happy to assist you in setting up your account. Find our contact information.
Investments that Make an Impact
Investments in Solar Bonds help support the growth of solar energy, one of the cleanest forms of power available.
About SolarCity
SolarCity doesn’t just provide clean energy solutions. We’re starting a clean energy movement – and now, we’re offering financial products designed to help support that movement. We’re disrupting the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations, for less than they spend on utility bills. Learn more at www.solarcity.com.
* If you invest through an existing brokerage account or IRA account, your financial institution may charge you additional fees.

SOLARBONDS by SolarCity
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SOLARBONDS
by SolarCity
ORT INDIVIDUAL INVESTOR
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Portfolio at a Glance
Bonds
Pending Bond Orders
Cash
Pending Transfers
Total Value $0.00
Invest Online With SolarCity
You can purchase Solar Bonds online directly from SolarCity every day, and take advantage of our highest interest rates – with no investment fees.
Term* Interest Rate Maturity Date Issued
1 Year 2.0% Jan. 29, 2016 Daily BUY NOW...
3 Year 3.0% Jan. 29, 2018 Daily BUY NOW...
5 Year 4.0% March 9, 2020 Daily BUY NOW...
10 Year 5.0% March 9, 2025 Daily BUY NOW...
15 Year 5.75% March 9, 2030 Daily BUY NOW...
* Term length listed is the period from initial opening of bond series until maturity. Your actual bond holding period will depend on bond availability and your date of purchase.

SOLARBONDS by SolarCity

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- (●) An individual investing for myself or my family
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Address: 123 Fake St

Address 2: Apt. 4

City: Anytown

State: Alaska

Zip Code: 12345

[ ] My mailing address is different than above.

Daytime Phone: 555-555-5555

Evening Phone: 555-555-5555

Social Security Number: 123-45-6789

Citizenship Status

- (●) U.S. Citizen
- ( ) Resident Alien

Type of account: Individual Account

[✓] I hereby certify under penalty of perjury that my Social Security number is correct, I am over the age of 18, and that I am not subject to backup withholding on Internal Revenue Service Form W9. I also hereby certify under penalty of perjury that I am a U.S. person (a U.S. citizen or U.S. resident alien).

Advisor Information (optional)

Advisor name

Advisor firm name

Advisor email

SAVE

SOLAR BONDS
by SolarCity
ORT
INDIVIDUAL INVESTOR
Congratulations!
You have successfully completed your profile.
Only 1 step left before you can invest in a solar bond.
COMPLETE PROFILE
TRANSFER FUNDS
NO THANKS, I'D LIKE TO BROWSE
Don't show this message again
Welcome Indivi
Portfolio at a Glance
Bonds
Pending Bond Orders
Cash
Pending Transfers
Total Value
Invest Online With SolarCity
You can purchase Solar Bonds online directly from SolarCity every day, and take advantage of our highest interest rates – with no investment fees.

Term*	Interest Rate	Maturity Date	Issued	
1 Year	**2.0%**	Jan. 29, 2016	Daily	BUY NOW...
3 Year	**3.0%**	Jan. 29, 2018	Daily	BUY NOW...
5 Year	**4.0%**	March 9, 2020	Daily	BUY NOW...
10 Year	**5.0%**	March 9, 2025	Daily	BUY NOW...
15 Year	**5.75%**	March 9, 2030	Daily	BUY NOW...

* Term length listed is the period from initial opening of bond series until maturity. Your actual bond holding period will depend on bond availability and your date of purchase.

SOLARBONDS by SolarCity DASHBOARD INVEST TRANSFER FUNDS SUPPORT INDIVIDUAL INVESTOR
Transfer funds between accounts.
BANK TRANSFER WIRE MONEY VIEW/ADD BANK ACCOUNTS TRANSACTION HISTORY
My Linked Bank Accounts
+ Add Account
Owned by:
Individual/Joint Custodial
Account Holder Information
Account Holder’s Name:
Individual Account
Account Holder’s Address: Account Holder’s Address 2: 123 Fake St
Account Holder’s City: Account Holder’s State: Account Holder’s Zip:
Anytown Alaska 12345
Bank Information Account Nickname: Bank Name:
Checking Wells Fargo
Bank Account Type:
Checking Savings
JONATHAN A. DOE
MARY B. DOE
1234 Main Street
Anytown, USA 12345
PAY TO THE ORDER OF
1001
DATE
$ DOLLARS
MEMO
|:012345678|: 1234567890 || 1001 Routing Number Account Number
Bank Routing Number: Bank Account Number:
062000080 1000000000
The bank routing number you provided is for Wells Fargo Bank. If this is not your bank, please check the routing number.
LINK ACCOUNT
SSL Certificate Cash Summary
Current Balance
Cash: $0.00
Pending Transfers
Outbound: None
Inbound: None

SOLAR BONDS by SolarCity
DASHBOARD
INVEST
TRANSFER FUNDS
SUPPORT
INDIVIDUAL INVESTOR
Transfer funds between accounts.
SSL Certificate
BANK TRANSFER
WIRE MONEY
VIEW / ADD BANK ACCOUNTS
TRANSACTION HISTORY
Cash Summary
Current Balance
Cash: $0.00
Pending Transfers
Outbound: None
Inbound: None
Transfer Funds
Transfer funds between your bank account and your Solar Bonds account. Learn More
Action: Deposit to Solar Bonds Account
Withdraw from Bank Account: Checking
Amount: $ 14,000.00
I agree to the terms of use of SolarCity and authorize this transfer.
By checking the box above and clicking Confirm, I authorize my payment to be processed as an electronic funds transfer or draft drawn from my account. If the payment is returned unpaid, I authorize you or your service provider to collect the payment and my state's return item fee by electronic funds transfer(s) or draft(s) drawn from my account. Click here to view your state's returned item fee. If this payment is from a corporate account, I make these authorizations as an authorized corporate representative and agree that the entity will be bound by the NACHA operating rules.
CONTINUE
CANCEL

SOLAR BONDS
by SolarCity
INDIVIDUAL INVESTOR
Are you sure?
×
You are about to initiate a transfer of $14,000.00 from Checking to SolarCity.
Are you sure you want to proceed?
CANCEL
CONFIRM TRANSFER
Transfer funds
BANK TRANSFER
WIRE MONEY
SSL Certificate
Cash Summary
Current Balance
Cash: $0.00
Pending Transfers
Outbound: None
Inbound: None
Transfer Funds
Transfer funds between your bank account and your Solar Bonds account. Learn More
Action: Deposit to Solar Bonds Account
Withdraw from Bank Account: Checking
Amount: $ 14,000.00
I agree to the terms of use of SolarCity and authorize this transfer.
By checking the box above and clicking Confirm, I authorize my payment to be processed as an electronic funds transfer or draft drawn from my account. If the payment is returned unpaid, I authorize you or your service provider to collect the payment and my state's return item fee by electronic funds transfer(s) or draft(s) drawn from my account. Click here to view your state's returned item fee. If this payment is from a corporate account, I make these authorizations as an authorized corporate representative and agree that the entity will be bound by the NACHA operating rules.
CONTINUE
CANCEL

SOLAR BONDS by SolarCity
INDIVIDUAL INVESTOR
Transfer Request Confirmed
Your transfer of $14,000.00 is in process. We will email you when your funds are available to purchase Solar Bonds.
OKAY
Transfer funds
SSL Certificate
BANK TRANSFER
WIRE MONEY
Cash Summary
Current Balance
Cash: $0.00
Pending Transfers
Outbound: $0.00
Inbound: $14,000.00
Transfer Funds
Transfer funds between your bank account and your Solar Bonds account. Learn More
Action:
Deposit to Solar Bonds Account
Withdraw from Bank Account:
Checking
Amount:
$ 0.00
I agree to the terms of use of SolarCity and authorize this transfer.
By checking the box above and clicking Confirm, I authorize my payment to be processed as an electronic funds transfer or draft drawn from my account. If the payment is returned unpaid, I authorize you or your service provider to collect the payment and my state's return item fee by electronic funds transfer(s) or draft(s) drawn from my account. Click here to view your state's returned item fee. If this payment is from a corporate account, I make these authorizations as an authorized corporate representative and agree that the entity will be bound by the NACHA operating rules.
CONTINUE
CANCEL

SOLARBONDS by SolarCity DASHBOARD INVEST TRANSFER FUNDS SUPPORT INDIVIDUAL INVESTOR
Your transfer of $14,000.00 is in process. Bank transfers may take up to 3 business days to be completed. We will email you when your funds are available to purchase Solar Bonds. Questions? Concerns? Visit our Support page.
Welcome Individual
Portfolio at a Glance
Bonds $0.00
Pending Bond Orders $0.00
Cash $0.00
Pending Transfers
Incoming: $14,000.00
Outgoing: $0.00
Total Value $0.00
Invest Online With SolarCity
You can purchase Solar Bonds online directly from SolarCity every day, and take advantage of our highest interest rates - with no investment fees.
Term* Interest Rate Maturity Date Issued
1 Year 2.0% Jan. 29,2016 Daily BUYNOW...
3 Year 3.0% Jan. 29,2018 Daily BUYNOW...
5 Year 4.0% March 9, 2020 Daily BUYNOW...
10 Year 5.0% March 9, 2025 Daily BUYNOW...
15 Year 5.75% March 9, 2030 Daily BUYNOW...
* Term length listed is the period from initial opening of bond series until maturity. Your actual bond holding period will depend on bond availability and your date of purchase.

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | INDIVIDUAL INVESTOR

Welcome Individual

Portfolio at a Glance

Bonds	$0.00
Pending Bond Orders	$0.00
Cash	$14,000.00
Pending Transfers	$0.00
Total Value	**$14,000.00**

Invest Online With SolarCity

You can purchase Solar Bonds online directly from SolarCity every day, and take advantage of our highest interest rates – with no investment fees.

Term*	Interest Rate	Maturity Date	Issued	
1 Year	**2.0%**	Jan. 29, 2016	Daily	BUY NOW...
3 Year	**3.0%**	Jan. 29, 2018	Daily	BUY NOW...
5 Year	**4.0%**	March 9, 2020	Daily	BUY NOW...
10 Year	**5.0%**	March 9, 2025	Daily	BUY NOW...
15 Year	**5.75%**	March 9, 2030	Daily	BUY NOW...

* Term length listed is the period from initial opening of bond series until maturity. Your actual bond holding period will depend on bond availability and your date of purchase.

Invest Through Your Financial Institution

SolarCity now offers the convenience of purchasing Solar Bonds through your existing brokerage or IRA account, or through your investment advisor. †

Term	Interest Rate	Maturity Date	Issued	
1 Year	**1.6%**	March 19, 2016	Weekly	BUY NOW...
3 Year	**2.6%**	March 19, 2018	Weekly	BUY NOW...

SOLAR BONDS by SolarCity

DASHBOARD INVEST TRANSFER FUNDS SUPPORT INDIVIDUAL INVESTOR

3.00% Solar Bonds, Series 2015/3-3

SOLAR BONDS by SolarCity

3.0 % 3 yrs* | Minimum Order: $1,000

Maturity Date:	Jan. 29, 2018
Minimum Purchase:	$1,000.00
Denomination:	$1,000.00
Prospectus:	View | Download

BUY BOND NOW

You must view or download the prospectus prior to placing an order.

Description

3.00% Solar Bonds, Series 2015/3-3 are senior unsecured notes issued by SolarCity Corporation. 3.00% Solar Bonds, Series 2015/3-3 are offered with an interest rate of 3.00% paid semi-annually. The bonds have a 3 year term from the date of offer (January 29, 2015), with a maturity date of January 29, 2018. 3.00% Solar Bonds, Series 2015/3-3 are non-transferrable.

*The term of a Solar Bond is based on the period from our initial offering date through the maturity date. Your holding period may be shorter than the stated term, as it begins on the date your bonds are issued and ends on the maturity date.

SOLARBONDS by SolarCity DASHBOARD INVEST TRANSFER FUNDS SUPPORT INDIVIDUAL INVESTOR
3.00% Solar Bonds, Series 2015/3-3
SOLARBONDS by SolarCity
3.0% 3 yrs*
Minimum Order: $1,000
Maturity Date: Jan. 29, 2018
Minimum Purchase: $1,000.00
Denomination: $1,000.00
Prospectus: View | Download
BUY BOND NOW
Place an Order
Amount
$ 7,000
SUBMIT ORDER
Minimum order: $1,000.00 (Multiples of: $1,000.00)
Your available balance: $14,000.00
Expected issuance date: March 5, 2015
Description
3.00% Solar Bonds, Series 2015/3-3 are senior unsecured notes issued by SolarCity Corporation. 3.00% Solar Bonds, Series 2015/3-3 are offered with an interest rate of 3.00% paid semi-annually. The bonds have a 3 year term from the date of offer (January 29, 2015), with a maturity date of January 29, 2018. 3.00% Solar Bonds, Series 2015/3-3 are non-transferrable.
*The term of a Solar Bond is based on the period from our initial offering date through the maturity date. Your holding period may be shorter than the stated term, as it begins on the date your bonds are issued and ends on the maturity date.

SOLAR BONDS
by SolarCity
ORT
INDIVIDUAL INVESTOR
Please Confirm Order
×
You are placing an order for $7,000 of "3.00% Solar Bonds, Series 2015/3-3." Orders are typically processed on the following business day. After you confirm your order, we'll send you a confirmation email that includes your expected bond issuance date. You may cancel your order anytime before 11:59 PM Pacific time on the day before your expected bond issuance date.
I have received the Prospectus materials including the Prospectus Supplement describing the terms of the 3.00% Solar Bonds, Series 2015/3-3 series of Solar Bonds.
Please review the Terms of Use and Customer Agreement.
CONFIRM ORDER
Cancel
3.00% Solar Bo
SOLAR B
by
3.0
%
3 yrs*
29, 2018
0.00
0.00
| Download
Place an Order
×
Amount
$
7,000
Minimum order: $1,000.00 (Multiples of: $1,000.00)
Your available balance: $14,000.00
Expected issuance date: March 5, 2015
SUBMIT ORDER
Description
3.00% Solar Bonds, Series 2015/3-3 are senior unsecured notes issued by SolarCity Corporation. 3.00% Solar Bonds, Series 2015/3-3 are offered

SOLARBONDS by SolarCity
ORT
INDIVIDUAL INVESTOR
3.00% Solar Bo
SOLAR B
3.0 %
3 yrs*
29, 2018
)0.00
)0.00
| Download
Please Confirm Order
×
You are placing an order for $7,000 of "3.00% Solar Bonds, Series 2015/3-3." Orders are typically processed on the following business day. After you confirm your order, we'll send you a confirmation email that includes your expected bond issuance date. You may cancel your order anytime before 11:59 PM Pacific time on the day before your expected bond issuance date.
I have received the Prospectus materials including the Prospectus Supplement describing the terms of the 3.00% Solar Bonds, Series 2015/3-3 series of Solar Bonds.
Please review the Terms of Use and Customer Agreement.
CONFIRM ORDER
Cancel
Place an Order
×
Amount
$
7,000
Minimum order: $1,000.00 (Multiples of: $1,000.00)
Your available balance: $14,000.00
Expected issuance date: March 5, 2015
SUBMIT ORDER
Description
3.00% Solar Bonds, Series 2015/3-3 are senior unsecured notes issued by SolarCity Corporation. 3.00% Solar Bonds, Series 2015/3-3 are offered with an interest rate of 3.00% paid semi-annually. The bonds have a 3 year term from the date of offer (January 29, 2015), with a maturity date of

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | INDIVIDUAL INVESTOR

Thank you.

Your order for "3.00% Solar Bonds, Series 2015/3-3" was successful.

You will receive an email confirming this order.

VIEW ALL BONDS | VIEW DASHBOARD

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NC NC 30801-U NV NV20121135172/0079719/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, RI RC38313/AC004714, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7. Nassau H2409710000, Greene A-486, Suffolk 52057-H, Putnam PC6041, Rockland H-11864-40-00-00, Westchester WC-26088-H13, N.Y.C #2001384-DCA. SCENYC: N.Y.C. Licensed Electrician, #12610, #004485, 155 Water St, 6th Fl., Unit 10, Brooklyn, NY 11201, #2013966-DCA. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. SolarCity Finance Company, LLC is licensed by the Delaware State Bank Commissioner to engage in business in Delaware under license number 019422, MD Consumer Loan License 2241, TX Registered Creditor 1400050963-202404.

SolarCity

© 2015 SolarCity Corporation. All rights reserved

SOLARBONDS
by SolarCity
DASHBOARD INVEST TRANSFER FUNDS SUPPORT INDIVIDUAL INVESTOR
Welcome Individual
Your Orders
Date Bond Amount Status
March 4, 2015
3.00% Solar Bonds, Series 2015/3-3
$7,000.00
Pending Cancel Order
Portfolio at a Glance
Bonds
Pending Bond Orders
3.00% Solar Bonds, Series 2015/3-3
Cash
Pending Transfers
Total Value
$0.00 $7,000.00 $7,000.00 $7,000.00 $0.00 $14,000.00
Invest Online With SolarCity
You can purchase Solar Bonds online directly from SolarCity every day, and take advantage of our highest interest rates – with no investment fees.
Term*
1 Year
3 Year
5 Year
10 Year
15 Year
Interest Rate
2.0%
3.0%
4.0%
5.0%
5.75%
Maturity Date
Jan. 29, 2016
Jan. 29, 2018
March 9, 2020
March 9, 2025
March 9, 2030
Issued
Daily
Daily
Daily
Daily
Daily
BUY NOW...
BUY NOW...
BUY NOW...
BUY NOW...
BUY NOW...
*Term length listed is the period from initial opening of bond series until maturity. Your actual bond holding period will depend on bond availability and your date of purchase.

Invest Through Your Financial Institution

SolarCity now offers the convenience of purchasing Solar Bonds through your existing brokerage or IRA account, or through your investment advisor.†

Term	Interest Rate	Maturity Date	Issued	
1 Year	**1.6%**	March 19, 2016	Weekly	BUY NOW...
3 Year	**2.6%**	March 19, 2018	Weekly	BUY NOW...
10 Year	**4.7%**	March 19, 2025	Weekly	BUY NOW...

† If you invest through an existing brokerage account or IRA account, your financial institution may charge you additional fees.

About | Invest | Impact | News | Follow Us:

Terms of Use | Privacy Policy | Customer Agreement

Solar Bonds are debt securities issued by SolarCity. As with any investment, purchasing Solar Bonds involves risk. You must make your own decision about whether and how much to invest in Solar Bonds. SolarCity cannot make any investment recommendations or otherwise provide any investment advice. Solar Bonds are not FDIC-insured. Your earnings and principal are not guaranteed.

SolarCity has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for offerings to which information on this web site relates. Before you invest, you should read the prospectus in that registration statement and other documents SolarCity has filed with the SEC for more complete information about SolarCity and the offerings. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, you may obtain the prospectus relating to the Solar Bonds, and the pricing supplement relating to a particular series of Solar Bonds, on this website.

AZ ROC 243771/ROC 245450, CA CSLB 888104, CO EC8041, CT HIC 0632778/ELC 0125305, DE 2011120386/ T1-6032, DC 410514000080/ECC902585, FL EC13006226, HI CT-29770, MA HIC 168572/EL-1136MR, MD HIC 128948/11805, NC NC 30801-U NV NV20121135172/0079719/EC 0078648, NJ NJHIC#13VH06160600/34EI01732700, NM EE98-379590, OR CB180498/C562, PA HICPA077343, RI RC38313/AC004714, TX TECL27006, VA ELE2705153278, WA SOLARC*919O1/SOLARC*905P7. Nassau H2409710000, Greene A-486, Suffolk 52057-H, Putnam PC6041, Rockland H-11864-40-00-00, Westchester WC-26088-H13, N.Y.C #2001384-DCA. SCENYC: N.Y.C. Licensed Electrician, #12610, #004485, 155 Water St, 6th Fl., Unit 10, Brooklyn, NY 11201, #2013966-DCA. All loans provided by SolarCity Finance Company, LLC. CA Finance Lenders License 6054796. SolarCity Finance Company, LLC is licensed by the Delaware State Bank Commissioner to engage in business in Delaware under license number 019422, MD Consumer Loan License 2241, TX Registered Creditor 1400050963-202404.

SolarCity

© 2015 SolarCity Corporation. All rights reserved

SOLARBONDS by SolarCity

DASHBOARD INVEST TRANSFER FUNDS SUPPORT INTERMEDIARY INVESTOR

Complete Profile

SSL Certificate

GENERAL INFORMATION | INTERMEDIARY AGREEMENT

I am:

- ○ An individual investing for myself or my family
- ● A representative of an organization

First Name: Intermediary

Last Name: Investor

E-mail: akeller+intermed@scfincloud.com

Legal name of corporate entity or trust: Intermed Invest Co

Organization Address (must be physical address)

Address: 123 fake st

Address 2: Suite 100

Street addresses only; no PO Boxes, please.

City: anycity

State: California

Zip Code: 12345

☐ The organization mailing address is different than above.

Phone: 555-555-5555

Organization Tax ID or SSN: 12234567

Type of Entity: S Corporation

☐ Entity is a Tax Exempt Entity

Are you an authorized representative of an entity investing for the benefit of client accounts? (If yes, then select one...)

○ No ● Yes

Type of Authorized Representative: Broker or Dealer

Our organization is interested in setting up a purchasing and clearing process with SolarCity to purchase bonds directly from SolarCity that are otherwise only available for purchase through a Financial Institution.

○ No ● Yes

☑ I (as an officer of the entity) hereby certify under penalty of perjury that the tax identification number for the entity is correct. I also hereby certify under penalty of perjury that the Entity is formed in the U.S.

SAVE

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | INTERMEDIARY INVESTOR

Welcome Intermediary

Account Status: Registered, Pending Verification

Thank you for completing your profile! In order to purchase bonds on behalf of investors, please complete your Intermediary Agreement. Our Customer Service staff will contact you shortly to set up your account to purchase CUSIP based bonds for delivery to existing brokerage accounts through the Depository Trust Company. If you have an executed agreement ready to send to SolarCity, please email it to solarbonds@solarcity.com or fax 866.381.1159. You may also contact our Solar Bonds team at 877.554.7652.

CUSIP Offerings

CUSIP	Bond	Rate	Payments	Maturity	Trade Date	Place an Order	Prospectus
83417KAA6	1 year	1.6%	Semi-Annual	3/19/2016	3/16/2015	To purchase, please contact Customer Service.	View | Download
83417KAB4	3 yrs	2.6%	Semi-Annual	3/19/2018	3/16/2015	To purchase, please contact Customer Service.	View | Download
83417KAC2	5 yrs	3.6%	Semi-Annual	3/19/2020	3/16/2015	To purchase, please contact Customer Service.	View | Download
83417KAD0	10 yrs	4.7%	Semi-Annual	3/19/2025	3/16/2015	To purchase, please contact Customer Service.	View | Download
83417KAE8	15 yrs	5.45%	Semi-Annual	3/19/2030	3/16/2015	To purchase, please contact Customer Service.	View | Download

SolarCity also offers bonds that do not have a CUSIP. These bonds are issued daily, directly to institutional investors. View Direct Offerings ›

Transaction History

View your transaction history with SolarCity here.

Filter By:

Last 3 Months

FILTER | CLEAR FILTERS

SOLARBONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | INTERMEDIARY INVESTOR

Welcome Intermediary

Account Status: Approved for Transactions

Thank you for completing your profile and signing your Intermediary Agreement! Your account is now set up to purchase CUSIP based bonds. Please contact our Solar Bonds team at 877.554.7652 if you have any questions about placing your first order.

CUSIP Offerings

CUSIP	Bond	Rate	Payments	Maturity	Trade Date	Place an Order	Amount Due	Prospectus
83417KAA6	1 year	1.6%	Semi-Annual	3/19/2016	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAB4	3 yrs	2.6%	Semi-Annual	3/19/2018	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAC2	5 yrs	3.6%	Semi-Annual	3/19/2020	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAD0	10 yrs	4.7%	Semi-Annual	3/19/2025	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAE8	15 yrs	5.45%	Semi-Annual	3/19/2030	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download

SUBMIT ORDER

SolarCity also offers bonds that do not have a CUSIP. These bonds are issued daily, directly to institutional investors. View Direct Offerings ›

Transaction History

View your transaction history with SolarCity here.

Filter By:

Last 3 Months

FILTER | CLEAR FILTERS

SOLARBONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | INTERMEDIARY INVESTOR

Welcome Intermediary

Account Status: Approved for Transactions

Thank you for completing your profile and signing your Intermediary Agreement! Your account is now set up to purchase CUSIP based bonds. Please contact our Solar Bonds team at 877.554.7652 if you have any questions about placing your first order.

CUSIP Offerings

CUSIP	Bond	Rate	Payments	Maturity	Trade Date	Place an Order	Amount Due	Prospectus
83417KAA6	1 year	1.6%	Semi-Annual	3/19/2016	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAB4	3 yrs	2.6%	Semi-Annual	3/19/2018	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAC2	5 yrs	3.6%	Semi-Annual	3/19/2020	3/16/2015	Amount $ 45,000	$45,000.00	View | Download
83417KAD0	10 yrs	4.7%	Semi-Annual	3/19/2025	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAE8	15 yrs	5.45%	Semi-Annual	3/19/2030	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download

SUBMIT ORDER

SolarCity also offers bonds that do not have a CUSIP. These bonds are issued daily, directly to institutional investors. View Direct Offerings ›

Transaction History

View your transaction history with SolarCity here.

Filter By:

Last 3 Months

FILTER | CLEAR FILTERS

SOLARBONDS
by Sola
ERMEDIARY INVESTOR
Welcome
Account Status: Appro
Thank you for completing yo
877.554.7652 if you have any
ct our Solar Bonds team at
CUSIP Offerings
Order Confirmation
Confirm Your Order:
CUSIP | Bond | Rate | Payments | Maturity | Trade Date | Order Amount (Par Value) | Amount Due
83417KAC2 | 5 yrs | 3.6% | Semi-Annual | 3/19/2020 | 3/16/2015 | $45,000.00 | $45,000.00
Totals: $45,000.00 | $45,000.00
I understand that this is a firm order placed in accordance with the terms of our Intermediary Agreement and we have taken delivery of the prospectus for these bonds.
CONFIRM ORDER
GO BACK
CUSIP | Bond | Rate | Prospectus
83417KAA6 | 1 year | 1.6% | Semi-Annual | 3/19/2016 | 3/16/2015 | You must view or download the prospectus prior to placing an order. | View | Download
83417KAB4 | 3 yrs | 2.6% | Semi-Annual | 3/19/2018 | 3/16/2015 | You must view or download the prospectus prior to placing an order. | View | Download
83417KAC2 | 5 yrs | 3.6% | Semi-Annual | 3/19/2020 | 3/16/2015 | Amount $ 45,000 | $45,000.00 | View | Download
83417KAD0 | 10 yrs | 4.7% | Semi-Annual | 3/19/2025 | 3/16/2015 | You must view or download the prospectus prior to placing an order. | View | Download
83417KAE8 | 15 yrs | 5.45% | Semi-Annual | 3/19/2030 | 3/16/2015 | You must view or download the prospectus prior to placing an order. | View | Download
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SOLAR BONDS by Sola

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Order #	CUSIP	Bond	Rate	Payments	Maturity	Trade Date	Order Amount (Par Value)	Amount Due
10003	83417KAC2	5 yrs	3.6%	Semi-Annual	3/19/2020	3/16/2015	$45,000.00	$45,000.00
							Totals: $45,000.00	**$45,000.00**

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Account Status: Appro

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CUSIP Offerings

CUSIP	Bond	Rate	Payments	Maturity	Trade Date	Place an Order	Amount Due	Prospectus
83417KAA6	1 year	1.6%	Semi-Annual	3/19/2016	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAB4	3 yrs	2.6%	Semi-Annual	3/19/2018	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAC2	5 yrs	3.6%	Semi-Annual	3/19/2020	3/16/2015	Amount $ 45,000	$45,000.00	View | Download
83417KAD0	10 yrs	4.7%	Semi-Annual	3/19/2025	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAE8	15 yrs	5.45%	Semi-Annual	3/19/2030	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download

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SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | INTERMEDIARY INVESTOR

Welcome Intermediary

Your Recent Orders

Order Date	Bond	CUSIP	Amount	Status
March 4, 2015	3.60% Solar Bonds, Series 2015/C3-5	83417KAC2	$45,000.00	Order Pending

CUSIP Offerings

CUSIP	Bond	Rate	Payments	Maturity	Trade Date	Place an Order	Amount Due	Prospectus
83417KAA6	1 year	1.6%	Semi-Annual	3/19/2016	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAB4	3 yrs	2.6%	Semi-Annual	3/19/2018	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAC2	5 yrs	3.6%	Semi-Annual	3/19/2020	3/16/2015	Amount $		View | Download
83417KAD0	10 yrs	4.7%	Semi-Annual	3/19/2025	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAE8	15 yrs	5.45%	Semi-Annual	3/19/2030	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download

SUBMIT ORDER

SolarCity also offers bonds that do not have a CUSIP. These bonds are issued daily, directly to institutional investors. View Direct Offerings ›

SOLAR BONDS by SolarCity

DASHBOARD | INVEST | TRANSFER FUNDS | SUPPORT | INTERMEDIARY INVESTOR

Welcome Intermediary

Your Recent Orders

Order Date	Bond	CUSIP	Amount	Status
March 4, 2015	3.60% Solar Bonds, Series 2015/C3-5	83417KAC2	$45,000.00	Order Accepted

CUSIP Offerings

CUSIP	Bond	Rate	Payments	Maturity	Trade Date	Place an Order	Amount Due	Prospectus
83417KAA6	1 year	1.6%	Semi-Annual	3/19/2016	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAB4	3 yrs	2.6%	Semi-Annual	3/19/2018	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAD0	10 yrs	4.7%	Semi-Annual	3/19/2025	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download
83417KAE8	15 yrs	5.45%	Semi-Annual	3/19/2030	3/16/2015	You must view or download the prospectus prior to placing an order.		View | Download

SUBMIT ORDER

SolarCity also offers bonds that do not have a CUSIP. These bonds are issued daily, directly to institutional investors. View Direct Offerings ›